PGH II, Inc.
   |
   |
   |------- Columbia-Willamette Development Company
   |
   |------- Enron MicroClimates Inc.
   |
   |------- Portland General Distribution Company
   |
   |------- Portland General Operations Company, Inc.
   |
   |------- Tule Hub Services Company
   |
   |------- Columbia-Pacific Distribution Services Company, LLC
   |
   |------- Enron Distribution Services Company, LLC
   |
   |------- Portland Energy Solutions Company, LLC